Exhibit 3.99

CERTIFICATE OF FORMATION

OF

MIDWEST COAL RESERVES, LLC

1.	The name of the limited liability company is Midwest Coal Reserves, LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective immediately upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Midwest Coal Reserves, LLC this 28th day of June 2005.

By:	/s/ Bryan L. Sutter
Authorized person

Name: Bryan L. Sutter

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

MIDWEST COAL RESERVES, LLC

1.	The name of the limited liability company is Midwest Coal Reserves, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: the first Article of the Certificate of Formation is deleted in its entirety and the following is substituted in its place:

“The name of the limited liability company is Midwest Coal Reserves of Indiana, LLC”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation of Midwest Coal Reserves, LLC this 23rd day of August 2005.

MIDWEST COAL RESERVES, LLC

By:	/s/ Joseph W. Bean
Joseph W. Bean, Authorized Person